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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 9, 1999



                           KILROY REALTY CORPORATION
             (Exact name of registrant as specified in its charter)

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
              Maryland                Commission File Number: 1-12675          95-4598246
     (State or other jurisdiction                                           (I.R.S. Employer
    of incorporation or organization)                                       Identification No.)
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      2250 East Imperial Highway, Suite 1200, El Segundo, California 90245
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (310) 563-5500

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ITEM 5. OTHER EVENTS

  On December 9, 1999, Kilroy Realty Corporation announced that its Board of Directors approved a share repurchase program pursuant to which the Company is authorized to repurchase up to an aggregate of 3.0 million shares of its outstanding common stock, representing up to approximately 11% of the Company's currently outstanding shares. Repurchases may be made from time to time in the open market or through privately negotiated transactions, subject to market conditions, in compliance with the Rule 10b-18 under the Securities Act of 1933 and may be discontinued at any time. The Company intends to finance the share repurchase program from the proceeds of its $39.0 million perpetual preferred unit offering that was completed on December 9, 1999 and a targeted dispositions program of non-strategic and mature industrial assets.

  The Company's news release dated December 9, 1999 announcing the share repurchase program is filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


   Exhibit
   -------
    Number          Description
    ------          -----------------------
    *99.1           News Release dated December 9, 1999.


* Filed herewith.

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  Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  KILROY REALTY CORPORATION


Date: December 15, 1999

                                  By:    /s/   Ann Marie Whitney
                                         ------------------------------
                                               Ann Marie Whitney
                                         Vice-President and Controller

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                                 EXHIBIT INDEX

   Exhibit
   -------
    Number          Description
    ------          -----------------------
     99.1           News Release dated December 9, 1999.

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